UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 661-0123

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends our current report on Form 8-K dated January 8, 2007, filed on January 10, 2007, to report the completion of the acquisition by Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corporation, of Generations Bank, a federal savings bank. As permitted under Item 9.01 of Form 8-K, the financial statements of Generations Bank, now Brooke Savings Bank, and the pro forma financial information were omitted from the current report on Form 8-K dated January 8, 2007. This amendment is filed to include the previously omitted financial statements and pro forma financial information.

Item 9.01

(a) Financial statements of businesses acquired.

Audited financial statements of Generations Bank as of December 31, 2006 and 2005 and for the years then ended are included as Exhibit 99.1 to this current report and incorporated herein by this reference.

(b) Pro forma financial information.

Unaudited pro forma financial statements of Brooke Corporation as of December 31, 2006 and for the year then ended are included as Exhibit 99.2 to this current report and incorporated herein by this reference. This information is not necessarily indicative of the results that actually would have occurred on the date indicated nor is it intended to project the Company’s results of operations or financial position for any future period or date. Such information should be read in conjunction with the historical financial statements of the Company.

(d) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited financial statements of Generations Bank as of December 31, 2006 and 2005 and for the years then ended.
99.2	Unaudited pro forma financial statements of Brooke Corporation as of December 31, 2006 and for the year then ended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKE CORPORATION

Date: March 16, 2007

	By:	/s/ Anita F. Larson
Anita F. Larson
President & Chief Operating Officer

Exhibit Index

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited financial statements of Generations Bank as of December 31, 2006 and 2005 and for the years then ended.
99.2	Unaudited pro forma financial statements of Brooke Corporation as of December 31, 2006 and for the year then ended.